Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-158896) of BB&T Corporation of our report dated June 16, 2010 relating to the financial statements of BB&T Corporation 401(k) Savings Plan, which appears in this Form 11-K.

Charlotte, NC
June 23, 2010